                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                          Boston Life Sciences, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                          BOSTON LIFE SCIENCES, INC.
                               1601 TRAPELO ROAD
                         WALTHAM, MASSACHUSETTS 02154
                                (617) 890-8263


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 26, 1996

TO HOLDERS OF SHARES OF COMMON STOCK AND PREFERRED STOCK:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of BOSTON LIFE SCIENCES, INC. (the "Company") will be held at the Hotel Meridian Boston, 230 Franklin Street, Boston, Massachusetts 02110 on June 26, 1996 at 8:00 a.m. local time for the following purposes:

1. To consider and act upon a proposal to elect all seven directors for a term ending at the next Annual Meeting and until such director's successor is duly elected and qualified.

2. To consider and act upon a proposal to ratify the selection of Price Waterhouse LLP as the Company's auditors for the fiscal year ending December 31, 1996.

3. To consider and take action upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

    Management presently knows of no other business to be presented at the Annual Meeting. If any other matters come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with the recommendations of management.

    The Board of Directors has fixed May 24, 1996 as the record date for the Annual Meeting. Only those stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof. The affirmative vote of holders of a majority of the shares of Common Stock and Preferred Stock (on an as converted basis) outstanding as of the record date is required to approve the proposals.

    To ensure that your vote is counted, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the Annual Meeting in person. A self-addressed, postage page envelope is enclosed for your convenience. If you do attend the Annual Meeting, you may then withdraw your proxy and vote your shares in person. In any event, you may revoke your proxy prior to its exercise. Shares represented by proxies which are returned properly signed but unmarked will be voted in favor of both proposals.

                                    By Order of the Board of Directors,

                                    Steve H. Kanzer, CPA, Esq.
                                    Secretary

June 3, 1996
Waltham, Massachusetts

                            YOUR VOTE IS IMPORTANT.

PLEASE FILL IN, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                          BOSTON LIFE SCIENCES, INC.
                               1601 Trapelo Road
                         Waltham, Massachusetts 02154
                           Telephone: (617) 890-8263
                           Telecopy: (617) 890-8267

                                PROXY STATEMENT


                             GENERAL INFORMATION


     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Boston Life Sciences, Inc. (the "Company") of proxies to be voted at its Annual Meeting of Shareholders (the "Meeting") on June 26, 1996 to be held at 8:00 a.m. local time at the Hotel Meridian, 230 Franklin Street, Boston, Massachusetts 02110 and at any adjournments thereof, for the purposes set forth in the accompanying notice of meeting. It is expected that this proxy statement, the foregoing notice and the enclosed proxy card are first being mailed to shareholders entitled to vote on or about June 3, 1996. Sending a signed proxy will not affect the shareholder's right to attend the Meeting and vote in person since the proxy is revocable. Any shareholder giving a proxy has the power to revoke it by, among other methods, giving written notice to the Secretary of the Company at any time before the proxy is exercised or by attending the Meeting and voting in person.

     When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. The Board of Directors knows of no matters that are likely to be brought before the Meeting, other than the matters specifically referred to in the notice of the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed Proxy, or their duly appointed substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment in such matters. In the absence of instructions, the shares represented at the Meeting by the enclosed proxy will be voted "FOR" the nominees of the Board of Directors in the election of directors; and "FOR" the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ended December 31, 1996.


                            SOLICITATION OF PROXIES


     The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telecopy by officers or other regular employees of the Company, without additional compensation. The Company is required to pay the reasonable expenses incurred by record holders of the Company's common stock, $0.01 par value per share (the "Common Stock") and preferred stock, $100.00 stated value (the "Preferred Stock"), who are brokers, dealers, banks or voting trustees, or other nominees, for mailing proxy material and annual shareholder reports to any beneficial owners of Common Stock they hold of record, upon request of such record holders.

                                 VOTING SECURITIES

     Holders of record of the Company's Common Stock and Preferred Stock as of the close of business on May 24, 1996, the record date fixed by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the Meeting (the "Record Date"), will be entitled to notice and to vote at the Meeting and at any adjournments thereof. As of the Record Date there were 88,302,114 shares of Common Stock and 227,323 shares of Preferred Stock (on an as converted basis entitled to cast votes equivalent to 39,867,248 shares of Common Stock) for a total of 128,169,362 shares outstanding and entitled to vote. The holders of the Company's Common Stock and Preferred Stock may vote on all matters presented to the Meeting and will vote together as a class. Each outstanding share of Common Stock (on an as converted basis as described above) entitles the holder to one vote. Each outstanding share of Preferred Stock (on an as converted basis as described above) entitles the holder to the number of votes equal to the number of shares of Common Stock issuable upon conversion of the Preferred Stock as of the Record Date. Each share of Preferred Stock may be initially converted into approximately 175 shares of Common Stock.

     The presence in person or by proxy of the holders of a majority of the outstanding Common Stock and Preferred Stock (on an as converted basis) is necessary to constitute a quorum at the Meeting.


          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     As of May 9, 1996, the following members of the Company's management were known to the Company to be beneficial owners of the Company's outstanding Common Stock and/or Preferred Stock (on an as converted basis).


                                       Amount and Nature of
Beneficial Owner                    Beneficial Ownership (1)(2)        Percent
- ----------------                    ---------------------------        -------
Colin B. Bier, Ph.D.                              15,000          (3)  *
Director

Edson D. de Castro                               456,014          (3)  *
Director

S. David Hillson, Esq.                         1,384,528          (4)  1.0%
Director, President and Chief
Executive Officer

Steve H. Kanzer, CPA, Esq.                       366,759          (5)  *
Director and Secretary

Marc E. Lanser, M.D.                           2,454,421          (6)  1.9%
Director, Executive Vice
President and Chief Scientific
Officer

Ira W. Lieberman, Ph.D.                          118,308          (5)  *
Director

E. Christopher Palmer, C.P.A.                    118,308          (5)  *
Director



All current directors and executive            4,968,338               3.6%
officers as a group

___________________

    *     Represents Less than 1% of the outstanding shares.

    (1) Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of the Common Stock or Preferred Stock owned.

    (2) Assumes that all Warrants outstanding prior to the merger with Greenwich Pharmaceuticals, Inc. are not converted into shares of the Common Stock.

    (3) Consists of shares of Common Stock issuable upon exercise of options which are exercisable or which will become exercisable within 60 days of April 20, 1996.

    (4) Includes 1,369,328 shares of Common Stock issuable upon exercise of options which will become exercisable within 60 days of April 20, 1996.

    (5) Includes 42,306 shares of Common Stock issuable upon exercise of options which will become exercisable within 60 days of April 20, 1996.

    (6) Includes 562,702 shares of Common Stock issuable upon exercise of options which will become exercisable within 60 days of April 20, 1996.


    As of April 20, 1996 the following persons were known to the Company to be beneficial owners of more than five percent of the Company's outstanding Common Stock and/or Preferred Stock (on an as converted basis).

                               Amount and Nature of Beneficial
Beneficial Owner                      Ownership (1)(2)                 Percent
- ----------------                      ----------------                 -------
Lindsay A. Rosenwald, M.D.                7,107,918           (3)      5.4%
c/o Paramount Capital, Inc.
375 Park Avenue
Suite 1501
New York, NY 10152


___________________

     (1) Except as indicated in footnotes to this table, Dr. Rosenwald has sole voting and investment power with respect to all shares of the Common Stock or Preferred Stock owned.

     (2) Assumes that all Warrants outstanding prior to the merger with Greenwich Pharmaceuticals, Inc. are not converted into shares of the Common Stock.

     (3) Includes 3,981,181 shares of Common Stock issuable upon exercise of warrants and options which will become exercisable within 60 days of April 20, 1996. Such figure does not include 2,655,268 shares of Common Stock beneficially owned by Dr. Rosenwald's spouse and by trusts for the benefit of his minor children, of which his spouse is the sole trustee.


                    VOTE REQUIRED FOR ELECTION OF DIRECTORS
                           AND APPROVAL OF PROPOSALS

     To be elected a Director, a nominee for election must receive the favorable vote of a majority of the Common Stock and Preferred Stock (on an as converted basis), voting together as a class, represented in person or by proxy at the Meeting.

     Approval of the selection of the Company's auditors and of any proposals will require the favorable vote of a majority of the Common Stock and Preferred Stock (on an as converted basis), voting together as a class, represented in person or by proxy at the Meeting. The Company is not aware of any matter, other than as referred to in this Proxy Statement, to be presented at the Meeting.


                    PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Corporation's Board of Directors currently consists of seven Directors. At the Meeting, the shareholders will elect all seven directors for a term ending at the next Meeting and until such director's successor is duly elected and qualified.

     The table below sets forth the name of each person nominated by the Board of Directors to serve as a Director for the ensuing year. All of the nominees are currently directors of the Company for terms expiring at the Meeting. Each nominee has consented to be named as a nominee and, to the present knowledge of the Company, is willing to serve as a director, if elected. Should any of the nominees not remain a candidate at the end of the Meeting (a situation which is not anticipated), proxies solicited hereunder will be voted in favor of those who remain as candidates and may be voted for substitute nominees. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted "FOR" the election of Colin B. Bier, Ph.D., Edson D. de Castro, S. David Hillson, Esq., Marc E. Lanser, M.D., Steve
H. Kanzer, CPA, Esq., Ira W. Lieberman, Ph.D. and E. Christopher Palmer,
C.P.A.


Nominees for Additional Term                  Age  Year First Elected a Director
- ----------------------------                  ---  -----------------------------

Colin B. Bier, Ph.D.                           50               1996
Edson D. de Castro(2)                          57               1995
S. David Hillson, Esq.(3)                      56               1995
Marc E. Lanser, M.D.                           47               1995
Steve H. Kanzer, CPA, Esq.(1)                  33               1995
Ira W. Lieberman, Ph.D.(1)(3)                  53               1995
E. Christopher Palmer, CPA(1)(2)(3)            55               1995


(1) Member of the Compensation Committee
(2) Member of the Audit Committee
(3) Member of the Press Release Review Committee

The principal occupations and qualifications of each nominee for Director are as follows:

Colin B. Bier, Ph.D. Dr. Bier has been a member of the Board of Directors of the Company since April 1996. Since 1990, Dr. Bier has been the managing director of ABA BioResearch, Inc., a clinical research organization (CRO), located in Montreal, Canada and a special advisor to the clinical laboratories and research area at Mount Sinai Hospital in Montreal, Canada. Prior to his association with ABA BioResearch, Inc., Dr. Bier was founder, President and Chief Executive Officer of ITR Laboratories, Inc. Before founding ITR Laboratories, Inc., Dr. Bier spent over ten years with Bio-Research Laboratories, a CRO, holding several senior level positions. Dr. Bier has published more than twenty-five scientific articles in his field in peer-reviewed journals and received his Ph.D. from Colorado State University and his B.A. from Sir George Williams University.

Edson D. de Castro. Mr. de Castro became Chairman of the Board of Directors of the Company on June 15, 1995. Prior to the merger of the Company and Greenwich Pharmaceuticals, Inc. (the "Merger"), Mr. de Castro held the same position with Boston Life Sciences, Inc., the privately-held company existing prior to the Merger, since August 1993. Mr. de Castro was one of five founders of Data General Corporation ("DGC") and was responsible for the designs of the original NOVA computers. He served as DGC's President and Chief Executive Officer until 1989 and as its Chairman of the Board of Directors from 1989 to 1990. Mr. de Castro is Chairman of the Board of Directors and Chief Executive Officer of Xenometrix, Inc., a biotechnology testing company in Boulder, Colorado. He is founder and Executive Committee member of the Massachusetts High Tech Council and a Trustee of Boston University. Mr. de Castro received his B.S. in Electrical Engineering from the University of Lowell, MA.

S. David Hillson, Esq.  Mr. Hillson became President and Chief Executive
Officer of the Company on June 15, 1995. Prior to the Merger, Mr. Hillson held the same position with Boston Life Sciences, Inc., the privately-held company existing prior to the Merger, since November 1994. Prior to his responsibilities at the former Boston Life Sciences, Inc. from January to November 1994, Mr. Hillson was Senior Vice President of Josephthal, Lyon & Ross, Incorporated in the research and investment banking divisions and from November 1992 to January 1994, Mr. Hillson was the Senior Managing Director, investment banking, at The Stamford Company in New York City. From September 1990 until October 1992, Mr. Hillson was an Executive Vice President of the asset management division of Mabon Securities. Prior to his involvement with Mabon Securities, from 1983 to 1990, Mr. Hillson was a Senior Vice President with Shearson, Lehman, Hutton where he managed three mutual funds, primarily in the emerging growth area, for the SLH Asset Management division. He started his business career as an attorney in New York City, having received his Juris Doctorate from New York University School of Law. He also attended the Columbia University School of Business Administration and received a Bachelor of Arts degree from Columbia College.

Steve H. Kanzer, CPA, Esq. Mr. Kanzer became Secretary of the Company on June 15, 1995. Prior to the Merger, Mr. Kanzer held the same position with Boston Life Sciences, Inc., the privately-held company existing prior to the Merger, since October 1992. Mr. Kanzer is a Managing Director of The Castle Group Ltd., a firm specializing in organizing and raising capital for biotechnology acquisitions and start-ups, and a Managing Director of Paramount Capital, Inc., a New York based investment banking firm. Mr. Kanzer is also a member of the board of directors of Atlantic Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, and several privately held biopharmaceutical companies. Prior to joining The Castle Group Ltd. and Paramount Capital, Inc. in 1991, Mr. Kanzer was an associate at Skadden, Arps, Slate, Meagher & Flom in New York City from 1988 to 1991. Mr. Kanzer received his J.D. from New York University School of Law and a B.B.A. from Baruch College.

Marc E. Lanser, M.D. Dr. Lanser became Executive Vice President and Chief Scientific Officer of the Company on June 15, 1995. Prior to the Merger, Dr. Lanser held the same position with Boston Life Sciences, Inc., the privately-held company existing prior to the Merger, since November 1994. From October 1992 until November 1994, Dr. Lanser was President and Chief Executive Officer of Boston Life Sciences, Inc., the privately-held company existing prior to the Merger. Prior to assuming the position of President and Chief Executive Officer, Dr. Lanser was an Assistant Professor of Surgery at Harvard Medical School and member of the full-time academic faculty, where he directed a NIH funded research project in immunology and received a NIH Research Career Development Award. Dr. Lanser has published more than 30 scientific articles in his field in peer-reviewed journals. Dr. Lanser received his M.D. from Albany Medical College.

Ira W. Lieberman, Ph.D. Dr. Lieberman has been a member of the Board of Directors of the Company since its inception. Dr. Lieberman is currently on the staff of the World Bank and is involved in advising foreign governments on their privatization programs. From 1987 to 1992, Dr. Lieberman was President of LIPAM International, Inc. an international consulting and investment firm. From 1985 to 1987, Dr. Lieberman was on the staff of the World Bank and from 1975 to 1982 he was a senior executive with ICC Industries, Inc., where he served as Chief Financial Officer, Executive Vice President and Chief Executive Officer of Primex Plastics Corp., a subsidiary of ICC Industries, Inc. Dr. Lieberman received his M.B.A. from Columbia University and his Ph.D. from Oxford University.

E. Christopher Palmer, CPA Mr. Palmer has been a member of the Company's Board of Directors since its inception in 1992. Mr. Palmer is a certified public accountant and founder of his own firm, providing tax and financial advisory services to high-net-worth family groups. Prior to 1977, Mr. Palmer was a partner in the accounting firm of Peat Marwick Mitchell & Co. Mr. Palmer is a Director and Chairman of the Trust and Investment Committees of Boston Private Bankcorp, Inc. and Boston Private Bank & Trust Corp., a Director of Coastal International Inc. and a trustee of two private foundations. Mr. Palmer received his M.B.A. from Rutgers University and his A.B. from Dartmouth College.

Meetings and Committees of the Board of Directors.
- -------------------------------------------------

    The Board of Directors held six Meetings during the Company's fiscal year and also acted by unanimous consent in writing. In addition, committees of the full Board, namely, the Audit Committee, the Compensation Committee and the Press Release Review Committee, held a total of five meetings during the Company's fiscal year. The Audit Committee reviews the results and scope of audits, internal accounting controls, tax and other accounting related matters and reviews with the Company's independent auditors the scope and results of their engagement. The Compensation Committee reviews and evaluates the compensation of the Company's executive officers and administers the Company's stock option plans. The Press Release Review Committee evaluates press releases from the Company involving FDA matters. The Company does not have an Executive Committee or a Nominating Committee.

Compensation of Directors.
- -------------------------

    Annual Retainers
    ----------------

    Independent Directors, that is, those Directors who are not employees of the Company and who have not been employees of the Company for a period of one year previously ("Independent Directors"), receive cash compensation in the amount of $500 per meeting attended in person and $250 per meeting attended telephonically, although all Directors are reimbursed for ordinary and reasonable expenses of attending any board or committee meetings. In addition, Independent Directors were compensated in 1995 with an annual retainer of $5,000 and will be compensated the same amount in 1996. The annual retainer is not paid in cash but is paid to the Independent Directors with options to purchase shares of the Company's Common Stock pursuant to an Amended and Restated 1990 Non-Employee Directors' Non-Qualified Stock Option Plan (the "Directors' Plan"). Beginning at the Annual Meeting, each Independent Director elected at an annual meeting of stockholders of the Company will automatically be granted options on the thirteenth trading day after the date of such annual meeting (the "Retainer Grant Date") to purchase a number of shares of the Company equal to the lesser of (a) 25,000 shares and (b) the quotient of the annual retainer for service as an Independent Director of the Company and 80% of the average of the fair market value of a share of the Company's Common Stock on the ten trading days following the third trading day after the date of such annual meeting of stockholders. If the number of shares of the Company's Common Stock calculated pursuant to clause
(b) above exceeds 25,000 shares, each Independent Director will automatically receive on the Retainer Grant Date, in addition to options to purchase 25,000 shares of the Company's common stock, a cash payment equal to the remaining portion of the annual retainer not provided for by the grant of such options.

    Exercise and Vesting
    --------------------

    The options granted to the Independent Directors pursuant to the foregoing terms shall be exercisable at a per share price of 20% of the average fair market value per share of the Company's Common Stock used to calculate such grant. Subject to provisions regarding expiration and termination of options, the options will become exercisable as to 75% of the shares of Common Stock of the Company issuable upon exercise of such options six months after the date of grant and as to 100% of such shares on the later of six months after the date of grant and December 31 of the year in which the grant is made.

    New Director Options
    --------------------

    Each person who is elected or appointed an Independent Director for the first time will automatically upon such election or appointment (the "Automatic Grant Date") be granted an option to purchase 75,000 shares of the Company's Common Stock ("New Director Options"). The exercise price of any New Director Options granted under the Plan may not be less than 100% of the fair market value of shares of the Company's Common Stock subject thereto on the Automatic Grant Date. Subject to provisions regarding expiration and termination of options, any New Director Options will become exercisable as to 20% of the shares of the Company's Common Stock subject thereto on the Automatic Grant Date and shall become exercisable as to an additional 20% of the shares of the Company's Common Stock issuable upon exercise thereof on each of the first, second, third and fourth anniversaries of such Automatic Grant Date. Colin B. Bier, Ph.D. was elected a Director of the Company in April 1996 and received New Director Options as described above.

    The Board of Directors recommends that the Shareholders vote "FOR" the nominees presented.

                                 EXECUTIVE COMPENSATION

    The following table sets forth the aggregate cash compensation paid by the Company for the year ended December 31, 1995 for services rendered in all capacities to each of the five most highly compensated executive officers whose aggregate cash compensation for that period exceeded $100,000.


                                                    Summary Compensation Table

                                                                                Long Term
                                                                               Compensation
                                                                                  Awards
                                           Annual Compensation (3)                ------
                                        -----------------------------
           Name and                                                                                 All Other
       Principal Position               Year      Salary(1)     Bonus(1)          Options          Compensation
     ----------------------             ----      ---------     --------          -------         ---------------
S. David Hillson                        1995      $170,000      $150,000(4)        932,300              None
  President and                         1994        21,250(4)      None          1,824,053 (6)          None
  Chief Executive Officer               1993        None           None              None               None

Marc E. Lanser, M.D                     1995       158,208        35,000           780,700           $10,366
  Executive Vice President              1994       157,000         None             76,002 (6)         7,712
  and Chief Scientific Officer          1993       150,000         None              None              7,505

George A. Eldridge                      1995        93,542        20,000(5)        342,200             1,606
  Vice President, Corporate             1994        80,000         None             60,802 (6)          None
  Development and Finance               1993        75,000         None            608,017              None

____________________

     (1) Amounts shown represent cash compensation earned by the named Executive Officers in the fiscal years presented.

     (2) All Other Compensation for Dr. Lanser and Mr. Eldridge includes the dollar value of matching contributions made in shares of the Company's Common Stock during the fiscal year under the Company's 401(k) plan, in the amount of $2,449 and $1,606, respectively. All Other Compensation for Dr. Lanser also includes the dollar value of premiums paid by the Company during the last fiscal year with respect to life insurance and disability insurance for the benefit of Dr. Lanser in the amount of $7,917, $7,712 and $7,505 in 1995, 1994 and 1993, respectively.

     (3) Includes compensation only for the period of the year during which the individual was employed by the Company.

     (4) Mr. Hillson received a non-discretionary bonus from the Company based upon the Board's determination that he had met certain performance targets specified in his agreement of employment, dated November 14, 1994, which by its terms expires in November 1997.

     (5) Such amount was earned accrued by Mr. Eldridge in 1995, but paid by the Company in 1996.

     (6) Represents the number of replacement options issued in conjunction with the Merger.

                      Option Grants in Last Fiscal Year


                                                                                                       Potential Realizable Value
                                                   % of Total                                           at Assumed Annual Rates
                                                     Options                                            of Stock Appreciation for
                                                    Granted to    Exercise or                                Option Term(3)
                                Options            Employees in   Base Price          Expiration       ------------------------
Name                         Granted (#)(1)        Fiscal Year     ($/sh)(2)             Date                5%         10%
- ----                         ----------------      -----------     ---------             ----                --         ---

S. David Hillson, Esq.           932,300            42.5%           0.78125            12/28/05           458,061    1,160,817
Marc  B. Lanser                  780,700            35.6%           0.78125            12/28/05           383,577      972,058
George A. Eldridge               342,200            15.6%           0.78125            12/28/05           168,131      426,077
All employees in 1995          2,193,200

____________________

     (1) This table does not include options issued in connection with the Merger in exchange for previously outstanding options to purchase common stock of the former Boston Life Sciences, Inc. ("Old BLSI"). Options granted to Messrs. Hillson and Eldridge and to Dr. Lanser to purchase 457,300, 167,200 and 505,700 shares of Common Stock, respectively, are exercisable as of January 1, 1996. Options granted to Messrs. Hillson and Eldridge and to Dr. Lanser to purchase 475,000, 175,000 and 275,000 shares of Common Stock, respectively, are 33% exercisable on or after December 30, 1996 and 100% exercisable on or after December 31, 1997.

     (2) The exercise price for each option is equal to the fair market value of the Company's Common Stock on the date of grant.

     (3) Potential realizable value is based on the assumed annual growth rates listed, compounded annually for the ten-year option term. The dollar amounts set forth under this heading are the results of calculations required by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the value of the Common Stock.


Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values


                                Shares                                                              Value of Unexercised In-
                             Acquired on       Value        Number of Unexercised                 the-Money Options at Fiscal
Name                         Exercise (#)     Realized      Options at Fiscal Year-End                    Year-End(1)
- ----                         ------------     --------      --------------------------                    -----------
                                                          Exercisable       Unexercisable       Exercisable       Unexercisable
                                                          -----------       -------------       -----------       -------------
S. David Hillson, Esq.       None             None            912,028           1,844,325          $609,021            $609,021
Marc E. Lanser               None             None             38,001             818,701            25,376              25,376
George A. Eldridge           None             None            486,414             524,605           324,811             121,804

____________________

(1) The fair market value of "in-the-money" options was calculated on the basis of the difference between the exercise price of the options held and the closing price per share for Common Stock on the Nasdaq SmallCap Market of $.75 on December 29, 1995, multiplied by the number of options held.

Report of Compensation Committee
- --------------------------------

     Overview
     --------

     The Boston Life Sciences, Inc. compensation program consists of four parts: base salary, annual bonus, stock options, and additional benefits. In developing this program, the Company's overall compensation philosophy is the critical underlying element. This philosophy is to hire individuals possessing excellent professional skills, coupled with outstanding track records, who will help achieve the Company's mission of moving from a development-stage company to a global operating biotechnology company.

     A practical outcome of this approach is the Company's continued commitment to recruit, motivate and retain employees with demonstrated talent and leadership skills, typically gained from successful experiences in positions of greater scope and responsibility in other industry settings. This commitment will enable the Company to have the requisite management capacity in place to fulfill its stated mission.

     Inherent in this philosophy is leveraging the compensation program by placing a significant emphasis on equity participation. This is accomplished by offering a capital accumulation opportunity that conserves cash and blends the interests of stockholders with those of management. The Company's target is for total compensation is to be competitive with other biotechnology companies.

     Performance Criteria - General
     ------------------------------

     Because the Company is still in the process of developing its proprietary products and because of the highly volatile nature of the stock price of shares in biotechnology companies in general, the use of traditional performance standards, such as profit levels and stock performance, to measure the success of the Company and an individual's role in contributing to that success, is not appropriate.

     Accordingly, the compensation of employees is based, for the most part, on the achievement of certain goals by the Company as a whole and by the individual concerned. These goals are established at the start of each year. The Committee may evaluate the Company's performance using criteria such as the extent to which key research, clinical, product manufacturing, product sales and financial objectives of the Company have been met during the preceding fiscal year, including the achievement by the Company of certain milestones, whether specified in agreements with third party collaborators or determined internally. In addition, the Committee may take into account the Company's success in the development, acquisition and licensing of key technologies. The Committee will also evaluate the individual employee's performance, using criteria such as the employee's involvement in and responsibility for the development and implementation of strategic planning and the attainment of strategic objectives of the Company, but without establishing specific criteria. An employee's contribution in this regard may involve both the participation by an employee in the relationship between the Company and the investment community and the contribution by the employee to the ongoing scientific development activities of the Company. The Committee may also consider the Employee's contribution on an administrative level, such as the involvement of an employee in personnel recruitment, retention and morale and the responsibility of the employee in working within the budgets, controlling costs and other aspects of expense management. In evaluating each facet of performance and compensation, the Committee may also consider the necessity of being competitive with companies in the biotechnology industry, taking into account relative company size, stage of development, performance and geographic location as well as individual responsibilities and performance.

Base Salary
- -----------

     Company philosophy regarding base salary is to maintain it at a competitive level, sufficient to recruit individuals possessing the skills and values necessary to achieve the Company's vision and mission over the long term. Determinations of appropriate base salary levels will generally be made through regular participation in a variety of industry and industry-related surveys and special studies, as well as by monitoring developments in the biotechnology industry. This information is also used in evaluating other compensation elements. Periodic adjustments in base salary will relate to competitive factors and to individual performance evaluated against criteria such as those noted above. Other benefits are maintained at a competitive level.

Annual Bonus
- ------------

     The Compensation Committee of the Board, in its discretion, may award bonuses to employees, and the Company expects to pay bonuses based on Company performance and each employee's performance goals. The intent of the annual bonus is to motivate and reward performance of employees measured against distinct and clearly articulated goals and in light of the competitive compensation practices of the biotechnology industry. The goals vary with each employee's responsibilities rather than being fixed by reference to overall measures of the Company's performance. Annual bonus awards are determined by the Compensation Committee of the Board with assistance from senior management.

Stock Options
- -------------

     Stock options are viewed as a fundamental element in the total compensation program and, in keeping with the Company's basic philosophy, emphasize long term Company performance as measured by creation and enhancement of stockholder value. Additionally, the stock options plans foster a community of interest between stockholders and participants. The Company believes that because of this community of interest, the use of stock options is preferable to other forms of stock compensation such as restricted stock. Options under the plans are granted to almost all employees, and particularly to key employees who are likely to contribute significantly to the growth and successful operation of the Company. The specific determination of the number of options to be granted, however, is not based upon any specific criteria.

     Although options may be granted at any price equal to or greater than 50% of fair market value of the Common Stock, historically options have been granted, as a matter of Company policy, at 100% of the fair market value on the date of grant. The Company has generally awarded options to employees on employment and at regular intervals thereafter, but awards may be made at other times as well.

     Vesting of stock options is determined by the Compensation Committee. To date, options granted to employees fully vest within four years after the date of grant.

Qualifying Executive Compensation for Deductibility Under Applicable Provisions
- -------------------------------------------------------------------------------
of the Internal Revenue Code
- ----------------------------

     Section 162(m) of the Internal Revenue Code, adopted in 1993, provides that a publicly held corporation generally may not deduct compensation for its chief executive officer or for each of certain other executive officers to the extent that such compensation exceeds $1,000,000 for the executive or does not qualify as a "performance based" compensation arrangement. The Committee intends to take such actions as may be appropriate to qualify compensation received by such executives upon exercise of options granted under the Company's stock option plans for deductibility under Section 162(m). The Committee notes that base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future.

                                       COMPENSATION COMMITTEE


                                       Steve H. Kanzer, CPA, Esq.
                                       Ira W. Lieberman, Ph.D.
                                       E. Christopher Palmer, CPA


     This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

Compensation Committee Interlocks and Insider Participation
- -----------------------------------------------------------

     The Compensation Committee of the Company's Board of Directors during the last completed fiscal year was composed of Steve Kanzer, Ira Lieberman, and E. Christopher Palmer. Mr. Kanzer was also the Secretary of the Company.

Performance Graph
- -----------------

     The following graph compares the percentage change in cumulative total shareholder return on the Common Stock from 1990 to the present with the cumulative total return on the Nasdaq Total Return Index and the Nasdaq Pharmaceutical Stock Index over the same period. The Company is the surviving entity of a merger (the "Merger") between Boston Life Sciences, Inc. and Greenwich Pharmaceuticals Incorporated ("Greenwich"), which was effective as of June 15, 1995. This Stock Performance Graph therefore reflects the performance of the Company's stock as Greenwich stock prior to the Merger, as well as the Company's stock after the Merger. The comparison assumes $100 was invested on January 1, 1990 in the Common Stock and in each of the indices and assumes reinvestment of dividends, if any, since that date. The Company has not paid cash dividends on the Common Stock. Historic stock price is not indicative of future stock price performance.




  AT YEAR           BLSI STOCK         NASDAQ TOTAL      NASDAQ PHARMACEUTICAL
   END OF              PRICE            RETURN INDEX           STOCK INDEX
  -------           -----------        ------------      ---------------------
   1990                  100                 100                   100
   1991                  184                 161                   266
   1992                  106                 187                   221
   1993                   43                 215                   197
   1994                    1                 210                   148
   1995                   12                 296                   271


  This Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Placement Agent Fees
- --------------------

     The Company is the resulting entity from an acquisition and the Merger between Greenwich Pharmaceuticals Incorporated ("Greenwich") and Old BLSI. Prior to such transaction, Old BLSI executed unit purchase agreements with certain individuals whereby Old BLSI raised an aggregate amount of $2,175,000. The unit purchase agreements included 652,500 shares of Old BLSI common stock and warrants to purchase 1,305,000 shares of Old BLSI Series B Preferred Stock, exercisable at prices ranging from $.90 to $6.00 per share. In connection with the Merger, such warrants were exchanged for warrants to purchase 7,837,612 shares of the Company's Common Stock at prices ranging from $.15 to $1.00 per share. Such warrants were exercisable from March 14, 1996 through March 31, 2000. In connection with the Company extending the maturity of certain of these notes by approximately 60 days, the Company issued additional warrants to purchase 231,750 shares of the Company's Common Stock at with an exercise price of $.35 per share.

     In connection with the aforementioned financing, Old BLSI issued warrants to purchase 65,250 shares of Old BLSI common stock at $.04 per share and warrants to purchase 130,500 shares of Old BLSI Series B Preferred Stock at prices ranging from $.99 to $6.60 per share to the placement agent for such placement, who is a related party to BLSI. Lindsay A. Rosenwald, M.D., the Chairman of the Board of Directors, Chief Executive Officer and sole stockholder of the placement agent, is currently the sole holder of more than 5% of the outstanding Common Stock of the Company. Total issuance costs paid to the placement agent for such issuance was approximately $322,000. In addition, warrants to purchase 982,122 shares of Common Stock were issued to designees of the Company's placement agent.

     Costs paid to the placement agent for commissions and expenses related to the Old BLSI Series A Preferred Stock issuance in 1993 and the Old BLSI Series B Preferred Stock issuance in 1994 were approximately $403,000 and $259,000 respectively. In addition, warrants to purchase 1,536,593 shares of Common Stock at an exercise price of $.2110 and warrants to purchase 987,355 shares of Common Stock at an exercise price of $.229 were issued to designees of the Company's placement agent in connection with these offerings. Of these warrants, 138,592 were exchanged for shares of the Company's Common Stock in connection with the Merger.

Service Agreements with Placement Agent
- ---------------------------------------

     In August 1995, the Company entered into a two-year financial advisory services agreement with the placement agent involved with certain senior bridge note issuances of Old BLSI and certain of the Company's offerings. In connection with this agreement, the Company issued warrants to the placement agent for the purchase of 250,000 share of the Company's Common Stock.

  In addition, in connection with the Company's January and February 1996 equity offerings, the Company is committed to execute an agreement which will provide that the same placement agent receive a retainer fee of approximately $2,500 per month for a minimum of twenty four months and an as yet to be agreed-upon success fee on corporate partners first introduced to the Company by the placement agent.

           PROPOSAL NO. 2  - RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected Price Waterhouse LLP as auditors for the fiscal year ending December 31, 1996 and the shareholders are asked to ratify this selection. Price Waterhouse LLP has advised the Company that it has no direct or material indirect interest in the Company or its affiliates. It is not expected that a representative of Price Waterhouse LLP will be present at the Annual Meeting.

     The favorable vote of the majority of shares entitled to vote at the Meeting is required for approval of the ratification of the selection of auditors this request.

     The Board of Directors recommends that shareholders vote in favor of the ratification of Price Waterhouse LLP as auditors for the fiscal year ending December 31, 1996.


                           GENERAL AND OTHER MATTERS

     The Board of Directors knows of no matter, other than as referred to in this proxy statement, which will be presented at the Meeting. However, if other matters properly come before the Meeting, or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment in such matters.


                             AVAILABLE INFORMATION

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS, BUT EXCLUDING EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE CORPORATE SECRETARY AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.


                  SHAREHOLDER PROPOSALS - 1997 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 1997 must be received by February 3, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that Meeting. Shareholder proposals should be directed to the Corporate Secretary, at the address of the Company set forth on the first page of this proxy statement.

                                       By Order of the Board of Directors,


                                       Steve H. Kanzer, CPA, Esq.
                                       Secretary

June 3, 1996

                                    PROXY

                          BOSTON LIFE SCIENCES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          -----------------------------------------------------------

     The undersigned hereby appoints S. David Hillson, Esq. or Marc E. Lanser, M.D., with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote as designated below all the shares of Boston Life Sciences, Inc. held of record by the undersigned on May 24, 1996, and entitled to vote at the Annual Meeting of Shareholders to be held on June 26, 1996, or any adjournment thereof.

Proposal Number 1 - Election Of Directors.

                                                             Withhold
        Name                          Vote For           Authority to Vote
        ----                          --------           -----------------

Colin B. Bier, Ph.D.                     [_]                     [_]

Edson D. de Castro                       [_]                     [_]

S. David Hillson, Esq.                   [_]                     [_]

Marc E. Lanser, M.D.                     [_]                     [_]

Steve H. Kanzer, CPA, Esq.               [_]                     [_]

Ira W. Lieberman, Ph.D.                  [_]                     [_]

E. Christopher Palmer, CPA               [_]                     [_]


Proposal Number 2 - Proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ended December 31, 1996.

                [_]    For     [_]    Against    [_]    Abstain

     This Proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.


     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF BOSTON LIFE SCIENCES, INC.


Dated: _______________, 1996        ________________________________
                                    Signature of Shareholder


                                    ________________________________
                                    Signature of Shareholder

                                    Please sign your name exactly as it appears hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If signer is a corporation, please sign in full corporate name by duly authorized officer or officers and affix the corporate seal.